CONSENT OF INDEPENDENT AUDITORS


      We hereby consent to the inclusion in this Registration Statement of our report dated April 29, 1996 on our audit for the financial statements of ARXA Inernational Energy, Inc. We also consent to the reference to our firm under the captions "selected Financial Data" and "Experts".


//s// McManus & Co.  P.C.

McManus & Co., P.C.
Certified Public Accountants
Morris Plains, New Jersey

April 28, 1997


Members: American Institute of Certified Public Accountants and New Jersey Society of Certified Public Accountants